UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2010
___________

EASTERN VIRGINIA BANKSHARES, INC.
 (Exact Name of Registrant as Specified in Its Charter)

Virginia (State or Other Jurisdiction of Incorporation)	0-23565 (Commission File Number)	54-1866052 (IRS Employer Identification No.)
330 Hospital Road Tappahannock, Virginia (Address of Principal Executive Offices)	22560 (Zip Code)

Registrant’s telephone number, including area code:  (804) 443-8423

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

After nine years of service to Eastern Virginia Bankshares, Inc. (the “Company”), Ronald L. Blevins, Chief Financial Officer, notified the Company on April 1, 2010 of his retirement, effective June 30, 2010.

In connection with the foregoing, the Company announced on April 5, 2010 that it has appointed Douglas C. Haskett II, age 41, as Chief Financial Officer, effective June 30, 2010.  Mr. Haskett will join the Company on or about April 15, 2010 in order to transition into his new role upon Mr. Blevins’s retirement.  Previously, Mr. Haskett served as Senior Vice President and Chief Financial Officer of Farmers Bank from March 2008 to April 2010.  He also served as Senior Vice President of Alliance Bank and Chief Operating Officer of the Alliance Bank Mortgage Division from August 2004 to March 2008.  While at Alliance Bank, Mr. Haskett was responsible for corporate governance functions related to Sarbanes-Oxley compliance, internal audit and subsidiary reporting.

Mr. Haskett will receive an annual base salary of $162,000 and a signing bonus of $38,000.  In addition, he will receive a monthly car allowance.  Mr. Haskett also will be entitled to participate in a benefits package that includes health insurance, life insurance and flexible spending accounts and the Company’s 401(k) plan.

The Company issued a press release announcing the appointment on April 5, 2010.  The press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

	Exhibit No.	Description

	99.1	Press release dated April 5, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTERN VIRGINIA BANKSHARES, INC.

Date: April 5, 2010	By:	/s/ Ronald L. Blevins
Ronald L. Blevins
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated April 5, 2010.